                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Aetna Inc.:

We consent to the use of our report dated April 23, 1996 included herein, relating to the consolidated balance sheet of Aetna Inc. as of April 22, 1996.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



                                          /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
June 11, 1996